EXHIBIT 10.10

                             GEORGETOWN SAVINGS BANK
                           Change-in-Control Agreement


         THIS CHANGE-IN-CONTROL AGREEMENT (the "Agreement") is made effective this 19th day of January 2007 (the "Effective Date"), between Georgetown Savings Bank, a federally chartered savings bank with its principal office in Georgetown, Massachusetts (the "Bank"), and Charles R. Shediac ("Executive"). For purposes of this Agreement, any references to the "Company" shall mean Georgetown Bancorp, Inc., the stock holding company of the Bank.

                                   WITNESSETH

         WHEREAS, Executive has accepted employment with the Bank in the position of Senior Vice President/Chief Loan Officer (the "Executive Position");

         WHEREAS,   the  Bank  desires  to  be  ensured  of  Executive's  active participation in the business of the Bank; and

         WHEREAS, in order to induce Executive to accept employment with the Bank and to provide further incentive to achieve the financial and performance objectives of the Bank, the parties desire to specify the severance benefits which shall be due Executive in the event that his employment with the Bank is terminated under specified circumstances in connection with or following a change in control of the Bank and/or the Company.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Annual Base Salary.  Executive's "Base Salary" for purposes of this
             ------------------
Agreement shall mean the base salary paid to Executive by the Bank (i) during the calendar year in which the Date of Termination occurs (determined on an annualized basis), or (ii) the calendar year immediately preceding the calendar year in which the Date of Termination occurs, whichever is greater.

         (b) Cause. Termination of Executive's employment for "Cause" shall mean
             -----
termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Executive's employment shall not be terminated for "Cause" in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Bank's board of directors ("Board of Directors") or upon advice of the Bank's counsel.

         (c)  Change in  Control.  "Change  in  Control"  shall mean a change in
              ------------------
control of a nature that:

         (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

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         (ii)  results in a Change in Control of the Bank or the Company  within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

         (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

         (d) Code.  "Code"  shall mean the  Internal  Revenue  Code of 1986,  as
             ----
amended.

         (e)  Date of  Termination.  "Date  of  Termination"  shall  mean (i) if
              --------------------
Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) Good Reason. Termination by Executive of Executive's employment for
             -----------
"Good Reason" shall mean termination by Executive following a Change in Control based on:

         (i) the failure to elect or reelect or to appoint or reappoint Executive to the Executive Position, unless consented to by Executive;

         (ii) a substantial adverse and material change in Executive's function, duties, or responsibilities;

         (iii) a substantial and material reduction in Annual Compensation or fringe benefits of Executive from those being provided immediately prior to the Change in Control (except for any reduction that is part of an employee-wide reduction in pay or benefits);

         (iv) a liquidation or dissolution of the Bank;

         (v) material breach of this Agreement by the Bank; or

         (vi) a relocation of Executives principal place of employment more than twenty five (25) miles from its location immediately prior to the Change in Control.


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         (g) Notice of  Termination.  Any purported  termination  of Executive's
             ----------------------
employment in connection with or following a Change in Control for any reason, including without limitation for Cause, or by Executive for any reason, including without limitation due to Retirement or for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific reasons for termination, (ii) in the event of a termination for Good Reason sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment, and (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

         (h)  Retirement.  "Retirement"  shall mean  termination  of Executive's
              ----------
employment at age 65 or in accordance with any retirement policy established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

         (i)   Separation   from  Service.   "Separation   from  Service"  means
               --------------------------
Executive's death, Retirement, or other termination of employment by the Bank.

         No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as Executive's right to reemployment is provided by law or contract. If the leave exceeds six months and Executive's right to reemployment is not provided by law or by contract, then Executive shall have a Separation from Service on the first date immediately following such six-month period.

         Executive shall not be treated as having a Separation from Service if Executive provides more than insignificant services for the Bank following Executive's actual or purported termination of employment with the Bank. Services shall be treated as more than insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Executive for the Bank, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment).

         Where Executive continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if Executive is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediate preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

         (j) Specified  Employee.  "Specified  Employee" means a key employee of
             -------------------
the Bank within the meaning of Code Section 416(i) without regard to paragraph 5 thereof, determined in accordance with Code Section 409A and any proposed or final regulations promulgated thereunder.

         2. Term of Agreement.  The term of this  Agreement  shall be for twelve
(12) months, commencing on the Effective Date. Commencing on the first anniversary of the Effective Date, and on each annual anniversary thereafter, the term of this Agreement shall automatically extend for an additional twelve
(12)  months,  unless

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the Board of Directors of the Bank gives  notice in  accordance  with Section 11 hereof of a determination not to extend the term of this Agreement. Such written notice of the election not to extend must be given not less than thirty (30) days prior to any such anniversary date and such termination of this Agreement shall take effect 12 months from such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         3. Benefits Upon Termination. If Executive's employment by the Bank is terminated subsequent to a Change in Control and during the term of this Agreement by (i) the Bank for any reason other than Cause, or Executive's death or (ii) Executive for Good Reason, then the Bank shall:

         (a) pay to Executive, in a lump sum as of the Date of Termination, a cash severance amount equal to one (1) times Executive's Annual Base Salary, and

         (b) provide, at the Bank's expense, coverage of Executive (and family, if applicable) under all life, medical and dental insurance offered by the Bank in which Executive participated immediately prior to the Date of Termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease twelve (12) months following the Date of Termination. In the alternative, the Bank shall pay to Executive a cash amount equal to Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes Executive has to pay on the cash amount.

         (c) Notwithstanding any provision to the contrary herein, and to the extent necessary to comply with Code Section 409A, if applicable, no payment shall be made to Executive pursuant to this Agreement until such time as Executive has a Separation from Service. Further, if Executive is a Specified Employee as of the Date of Termination, and if required by Code Section 409A, no payments will be made to Executive hereunder prior to the first day of the seventh month following his Separation from Service.

         4. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 3 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 3 hereof shall be reduced, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 3 being non-deductible to the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 3 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall prepare the foregoing opinion in no event later than thirty (30) days from the Date of Termination, and may use any actuaries as such counsel deems necessary or advisable. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 4, or a reduction in the payments and benefits specified in Section 3 below zero.

         5. No Mitigation; Exclusivity of Benefits.

         (a) Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise. The amount of severance to be provided pursuant to Section 3(a) hereof shall not be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are in addition to and not intended to exclude any other benefits which may be available to Executive upon a termination of employment with the Bank pursuant to employee benefit plans of the Bank or otherwise.

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         6. Withholding.  All payments required to be made by the Bank hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         7. Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Bank and Executive, and the Bank may terminate Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         8. Source of Payments. It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank.

         9. No Attachment.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, reach and apply action, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, and their respective successors and assigns.

         10. Assignability. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:



                  To the Bank:             Georgetown Savings Bank
                                           2 East Main Street
                                           Georgetown, Massachusetts 01833

                  To Executive:            Charles R. Shediac
                                           33 Sleeper Street, Suite 505
                                           Boston, MA 02210

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12. Amendment;  Waiver. No provisions of this Agreement may be modified,  waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on behalf of the Board of Directors. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13. Governing Law. The validity, interpretation, construction and performance of
this  Agreement   shall  be  governed  by  the  laws  of  the   Commonwealth  of
Massachusetts.

14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17. Miscellaneous Provisions.

   (a) This Agreement does not create any obligation on the part of the Bank to make payments to (or to employ) Executive unless a Change in Control of the Bank or the Company shall have occurred. Following a Change in Control, Executive's employment may be terminated at any time, but any termination, other than termination for Cause, shall not prejudice
         Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 1(b) hereof.

   (b) The Bank's Board may terminate Executive's employment at any time, but any termination by the Bank's Board other than termination for Cause as defined in Section 1(b) hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for Cause.

   (c) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 U.S.C. ss.1818(e)(3)) or 8(g)(1) (12
         U.S.C. ss.1818(g)(1)) of the Federal Deposit Insurance Act ("FDIA"), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

   (d) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) (12 U.S.C. ss.1818(e)(4)) or 8(g)(1) (12 U.S.C.
         ss.1818(g)(1)) of the FDIA, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

   (e)   If the Bank is in default as  defined  in  Section  3(x)(1)  (12 U.S.C.
         ss.1813(x)(1)) of the FDIA, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

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   (f)   All obligations under this contract shall be terminated,  except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. ss.1823(c)) of the FDIA; or (ii) by Executive or his designee at the time Executive or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by Executive to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

   (g) Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with
         Section 18(k) of the FDIA (12 U.S.C. ss. 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

18. Reinstatement of Benefits Under Section 17(g). In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in Section 17(c) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty (50) miles from the location of the Bank's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a termination for Cause.

20. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

21. Confidentiality. Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or other bank regulatory agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or its affiliates, and Executive may disclose any information regarding the Bank or its affiliates which is otherwise publicly available or which Executive is otherwise legally compelled to disclose. In the event of a breach by Executive of the provisions of this Section 21, the Bank or its affiliates will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank or its affiliates from pursuing any other remedies available to the Bank or its affiliates for such breach or threatened breach, including the recovery of damages from Executive.

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22. Entire Agreement.  This Agreement  embodies the entire agreement between the
Bank and Executive with respect to the matters agreed to herein. All prior agreements between the Bank and Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

         IN WITNESS WHEREOF, this Agreement is made effective as of the date first above written.



                                           GEORGETOWN SAVINGS BANK
Attest:



         /s/ Wendy Girroir                 By:      /s/ Robert E. Balletto
------------------------------------           ---------------------------------
Wendy Girroir                                  Robert E. Balletto, President/CEO


Attest:                                    EXECUTIVE


         /s/ Wendy Girroir                 By:      /s/ Charles R. Shediac
------------------------------------           ---------------------------------
Wendy Girroir                                  Charles R. Shediac, SVP/CLO


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